Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of the 16th day of March, 2017, by and between Exactus Inc (the “Company”) and Kelley Wendt (the “Employee”) and in light of the following circumstances:

WHEREAS, Employee has provided consulting services to Company as an independent financial advisor pursuant to the terms of a “Financial Consulting Services Agreement” (the “FCS Agreement”);

WHEREAS, it was and is the intent of the parties that the term of Employee’s services under the FCS Agreement would expire as of January 27, 2017; and

WHEREAS, Employee became a full time employee of the Company effective as of February 1, 2017 (the “Effective Date”); and

WHEREAS, Company desires to employ Employee under the terms and conditions set forth in this Agreement and the Employee desires to be so employed by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties covenant and agree as follows:

1. Employment.

The Company agrees to employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the date that this Agreement is terminated pursuant to Section 6 hereof (the “Employment Period”).

2. Term.

The term of this Agreement shall commence on the Effective Date and shall continue for two (2) years (the “Initial Term”), and, upon the expiration of the Initial Term and annually thereafter, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term”), unless, at least thirty (30) days prior to the expiration of the Initial Term or a Renewal Term, either party gives to the other party written notice that this Agreement shall not be renewed, in which case the term shall expire on the last date of the Initial Term or the Renewal Term in which such notice is given. The Initial Term and all Renewal Terms, if any, shall together constitute the “Term” of this Agreement.

3. Position and Duties.

(a) During the Employment Period, Employee shall serve as its Chief Financial Officer and shall report to the Company’s Chairman and Chief Executive Officer. In this capacity, Employee shall render such services to the Company as the Company may from time to time direct.

(b) During the Employment Period, Employee shall devote her best efforts and her full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Employee shall perform her duties, responsibilities and functions to the Company hereunder to the best of her abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s policies and procedures now in effect or as they may be revised or amended from time to time in the Company’s discretion. During the Employment Period, Employee shall not serve as an employee, officer, director, manager, trustee or the equivalent of, or otherwise perform services for compensation for, any entity other than the Company without the prior written consent of the Company, which consent may be given or withheld in the Company’s sole discretion. Notwithstanding the foregoing, Employee shall be permitted to continue to perform financial consulting services to Employee’s pre-existing clients for whom she had provided significant financial consulting services at any time in the two (2) years preceding the Effective Date (the “Pre-Existing Clients”), provided, and only for so long as, such services for the Pre-Existing Clients do not raise or present a conflict-of-interest, or the reasonable appearance thereof, or otherwise interfere with her employment hereunder, in each case as determined by the Company at its discretion. Nothing contained in this Agreement shall prohibit Employee from serving as an officer or director of, or otherwise participating in, purely educational, welfare, social, religious and civic organizations, in each case so long as such activities do not interfere with Employee’s employment hereunder.

4. Compensation and Benefits.

(a) Annual Base Salary. Beginning on the first regularly-scheduled pay-period following the date this Agreement is fully executed by both parties, the Company shall pay to the Employee an annual gross base salary (the “Annual Base Salary”) less applicable tax withholdings and such other deductions as required by law or agreed to by the parties. Employee’s initial Annual Base Salary shall be $90,000, payable in equal monthly installments, in arrears, or otherwise in accordance with applicable state law and the Company’s normal pay practices or as may be adjusted from time to time. The Company shall review Employee’s compensation at least annually and may adjust Employee’s Annual Base Salary during the Employment Period to reflect the performance of the Company and to recognize and fairly compensate Employee for the reasonable value of the services rendered for and/or on behalf of the Company by Employee pursuant to this Agreement.

(b) Benefits. During the Employment Period, Employee shall be entitled to participate in such health and welfare benefits plans of the Company that are generally available to senior executives of the Company, provided that such participation would not result in non-compliance of any such benefit plan with applicable laws governing such plans. Any participation by Employee in any plan sponsored or provided by the Company shall be subject to and governed by the terms and conditions of such plans, as the same may be amended from time to time. Employee shall be entitled to up to twenty-five (25) days paid vacation for each year of the Term.

(c) Expense Reimbursement. The Company shall reimburse Employee for all normal and customary business expenses reasonably incurred by Employee in the proper performance of her duties under this Agreement. With respect to this reimbursement, Employee shall comply with the Company’s policies regarding documentation and submittal of expenses incurred.

5. Performance Bonus and Stock Option Grant

(a)            In addition to the Annual Base Salary and benefits provided under Section 4 of this Agreement, Company shall provide Employee with an opportunity to earn additional performance-based compensation, at the sole discretion of the Company, up to an amount equal to 60% the Annual Base Salary amount, based upon and contingent upon Employee meeting certain performance expectations or milestones as established by the Company from time to time (the “Performance Bonus”).

(b)            In addition to the Annual Base Salary and Performance Bonus, Employee shall be eligible to participate in the Company’s stock incentive plan and receive such grants, if any, awarded by the Company’s Compensation Committee.

6. Termination.

Subject to the provisions hereof concerning the survival of post-employment covenants and obligations, this Agreement and Employee’s employment hereunder may be terminated as follows:

(a) Expiration. This Agreement and Employee’s employment hereunder shall terminate immediately upon the expiration of the Initial Term or any Renewal Term in which either party gives notice of non-renewal pursuant to Section 2 of this Agreement and, thereafter, Employee shall not be entitled to any compensation or benefits from the Company; provided, however, that any rights and/or benefits Employee may have under employee benefit plans and/or programs of the Company shall be determined in accordance with terms and conditions of such plans and programs then in effect.

(b) Termination by the Company for Cause. The Company shall have the right to terminate Employee’s employment under this Agreement at any time for Cause, which termination shall be effective immediately. For purposes of this Agreement, “Cause” shall include: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (ii) material breach of any agreement between Employee and the Company, including this Agreement; (iii) material failure to comply with the Company’s policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, or any crime of moral turpitude; (v) intentional failure to perform Employee’s duties or refusal to abide by or comply with the directives of the Company; (vi) willful dishonesty, fraud, misconduct, or gross negligence with respect to the business or affairs of the Company that, in the reasonable judgment of the Company, adversely affects the operations or reputation of the Company; or (vii) refusal or failure to cure any conflict-of-interest or appearance thereof, as provided in Section 3(b), after no less than five (5) days notice by the Company of such conflict.

(c) Termination by Company Without Cause. Employee’s employment hereunder may also be terminated without Cause or reason by the Company upon two (2) months’ written notice to the Employee. In the event Employee’s employment under this Agreement is terminated without Cause, Employee shall be entitled to all compensation earned through the date of termination. The Company may, at its election, provide Employee with Employee’s salary in an amount equivalent to that due over the applicable notice period in lieu of allowing the Employee to continue to provide services throughout the required notice period. However, at the Company’s direction, Employee shall continue to diligently and faithfully serve the Company during the notice period, including assisting in the transition of her duties to another employee. If Company terminates Employee’s employment under this Subsection, Employee shall have no right to receive any further compensation or benefits under this Agreement. To reflect the performance of the Company and to recognize and fairly compensate Employee for the reasonable value of her services rendered to the Company, the Company may adjust the length of the notice period and/or compensation under this Paragraph 6(c); provided, however, that any such adjustment will not be effective or binding unless memorialized by a written modification to this Agreement signed by all parties hereto.

(d) Employee’s Termination/Resignation. Employee may terminate her employment hereunder by providing the Company with two (2) months’ written notice of her intention to resign. The Company may provide Employee with Employee’s salary in an amount equivalent to that due over the applicable notice period in lieu of allowing the Employee to continue her employment throughout the required notice period. If Employee terminates her employment under this Section she shall have no right to receive any further compensation or benefits under this Agreement.

7. Nondisclosure of Confidential Information.

Employee acknowledges and agrees that in the course of her employment under this Agreement, she will acquire and/or be given access to information concerning the Company’s finances, business practices, long-term and strategic plans, client information, and similar matters, from which the Company derives independent value and with respect to which the Company takes reasonable measures to maintain as confidential (collectively, the “Confidential Information”). The Confidential Information is and shall remain the sole and exclusive property of the Company. Employee may not at any time during the Employment Period or thereafter, other than in the performance of her duties hereunder, use or disclose or distribute to any person, corporation, partnership, sole proprietorship, governmental agency, organization, joint venture or other entity any of the Company’s Confidential Information, except under compulsion by any court, state or federal agency, or regulatory authority having jurisdiction and the power to require disclosure of information relating to Employee’s services for the Company or the Company’s activities while Employee was employed. Employee shall promptly notify the Company upon receipt of any request from any court, agency, or authority, and, if permitted under applicable law, shall not disclose the requested information until such time as the Company has had an opportunity to take such steps as are necessary to ensure protection of the confidentiality and use of any requested information. Notwithstanding anything to the contrary contained herein, the Confidential Information subject to this Section 7 shall not include any information that: (i) is or has become publicly available other than as a result of any act or failure to act of Employee; (ii) was known to Employee, without an obligation to keep it confidential, prior to her or her receipt of such item of information from the Company or a customer or vendor of the Company; or (iii) has legally and properly been received by Employee from a third party through no breach of any agreement with or duty to the Company or a customer or vendor of the Company and without an obligation to keep it confidential.

(a)           The parties acknowledge and agree that nothing contained in this Agreement, including this Section 7, shall prohibit or be construed as prohibiting the exercise of any right by Employee that Employee cannot waive or forego under applicable laws or regulations. Nothing in this Section 7, nor any other provision of this Agreement, prohibit Employee or Company from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and Employee is not required to notify the Company that Employee has made such reports or disclosures.

8. Return of Company Property.

Immediately upon the termination of Employee’s employment with the Company, for any reason, or whenever requested by the Company, Employee shall immediately deliver to the Company all property in Employee’s possession or under Employee’s control belonging to the Company including, but not limited to, all books, records, paper and electronic files, customer lists, materials, correspondence, supplies, keys, identification cards, computers, telephones or other equipment, in reasonable condition, except for ordinary wear and tear.

9. Non-Solicitation of Customers.

During the Employment Period and for a period of eighteen (18) months from and after the date upon which Employee shall cease to be an employee of the Company for any reason whatsoever (the “Employment Cessation Date”), Employee covenants and agrees that Employee will not, except in the performance of her duties and obligations to Company hereunder, for Employee’s benefit or the benefit of another, solicit any person or entity to whom Employee provided products or services on behalf of the Company, or that Employee solicited to provide products or services on behalf of the Company, in each case at any time during the twelve (12) months immediately preceding the Employment Cessation Date (each a “Customer”), for the purpose of providing or offering to provide products or services to such Customer that compete with the products or services offered or provided by the Company at the time of such solicitation and at any time during the twelve (12) months immediately preceding the Employment Cessation Date.

10. Non-Solicitation of Employees.

During the Employment Period and for a period of twelve (12) years from and after the Employment Cessation Date, Employee covenants and agrees that Employee will not, for Employee’s benefit or for the benefit of another, recruit, solicit for employment or hire any person who (i) at the time of the recruitment, solicitation or hiring is, and at any time during the twelve (12) month period immediately preceding the Employment Cessation Date was, an employee, agent, partner, officer, or director of the Company; and (ii) with whom Employee had contact or about whom Employee obtained knowledge, in each case by virtue of her employment with the Company, for the purpose of obtaining employment or otherwise contracting with Employee or another to engage in competition with the Company.

11. Reasonableness, Remedies, Tolling and Reformation.

(a) The parties hereto acknowledge and agree that the covenants contained in Sections 7, 9, and 10 of this Agreement (the “Restrictive Covenants”), in light of nature of Employee’s employment by the Company hereunder are reasonable and necessary for, without limitation, the protection of the Company’s Confidential Information, customer goodwill, trade secrets, customer lists, and the significant investment of the Company in developing, maintaining and expanding its business and goodwill.

(b) The parties hereto acknowledge and agree that the Company will suffer irreparable harm in the event of a breach of any of the provisions of the Restrictive Covenants by Employee. Accordingly, the parties agree that in the event of any breach or attempted or threatened breach by Employee of any of the provisions of the Restrictive Covenants, the Company shall be entitled to institute and prosecute proceedings at law or in equity with respect to such breach. The parties further recognize that because a remedy at law for any breach or attempted or threatened breach by Employee shall be inadequate, that in addition to the foregoing, the Company shall be entitled to temporarily and/or permanently enjoin, without the requirement of a bond, Employee from engaging in any conduct in violation of any provision of the Restrictive Covenants and seek any other equitable relief as may be appropriate and just. Additionally, no claim or cause of action Employee may have or assert against the Company, whether predicated on this Agreement or otherwise, shall serve as or constitute a defense to the enforcement of any provision of the Restrictive Covenants.

(c) The parties acknowledge and agree that the duration of the restrictions contained in the Restrictive Covenants shall be extended by the length of time during which Employee is adjudged to have been in breach of any such restriction.

(d) It is the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by law and that if any restriction set forth in any of the provisions of the Restrictive Covenants is deemed broader than necessary to protect the Company’s legitimate interests, or is deemed unenforceable for any reason, that such determination shall not be deemed to affect the enforceability of any other restrictions set forth in the Restrictive Covenants. It is expressly intended by the parties that the obligations and restrictions imposed by each paragraph and subparagraph of the Restrictive Covenants shall be severable and separately enforceable. The parties further agree that, in the event that an arbitrator or court of competent jurisdiction shall determine that any provision of the Restrictive Covenants is invalid or unenforceable under applicable law by reason of the geographic or temporal scope of such provision or the extent of restriction imposed on Employee’s activities set forth therein, then the geographic or temporal scope of such provision or the extent of restriction imposed upon Employee’s activities thereby may be deemed modified by the adjudicating body making such determination to reduce said geographic or temporal scope or the extent of such restriction upon Employee’s activities by such amount as is minimally necessary to render such provision, as so amended, valid and enforceable under applicable law. The parties agree to be bound by the adjudicating body’s modification except that the parties may appeal the ruling on any issue to the appropriate appellate court or courts, if applicable. Notwithstanding the foregoing, the parties acknowledge and agree that should an arbitrator or court of competent jurisdiction determine that the provisions of this Section 11(d) are impermissible under applicable law such provisions shall have no force and effect and the determination shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph.

12. Survival of Obligations.

The parties acknowledge and agree that all covenants and obligations contained herein that contemplate performance or obligation after the termination of Employee’s employment hereunder, including, but not limited to, the Restrictive Covenants, shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination, for any reason, of this Agreement, the Employment Period, or Employee’s employment by the Company hereunder.

13. Successors and Assigns.

(a) Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the Company or any corporation or other entity to which the Company may transfer all or substantially all of its assets and business and to which the Company may assign this Agreement, in which case the term “Company,” as used herein, shall mean such corporation or other entity, provided that no such assignment shall relieve the Company from any obligations hereunder, whether arising prior to or after such assignment.

(b) Assignment by Employee. Employee may not assign this Agreement or any part hereof without the prior written consent of the Company.

14. Notices.

All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, or the next business day if sent for next day delivery by a reputable special courier such as Federal Express or United Parcel Service addressed to the party concerned at the address indicated below or to such other address as such party may subsequently have given notice of hereunder in writing.

If to the Company:
c/o Philip J Young
Chairman and CEO
Exactus Inc
4870 Sadler Rd suite 300
Glen Allen VA 23060

If to the Employee:
Kelley Wendt
679 Belsches Road
Bumpass, VA 23024

15. Employee’s Representations.

Employee hereby represents and warrants to the Company that, to the best of Employee’s ability: (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which she is bound; (ii) Employee is not a party to or bound by any employment agreement, non-compete agreement, or confidentiality agreement with any other person or entity that would prohibit Employee’s employment with the Company; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that she has consulted with independent legal counsel regarding her rights and obligations under this Agreement (or that she has elected not to do so) and that she fully understands the terms and conditions contained herein.

16. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia without reference to the choice or conflict of law principles thereof.

(b) Entire Agreement and Modification. This Agreement contains the entire understanding of, and representations between, the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto including, but not limited to, the FCS Agreement. This Agreement may only be modified by an instrument in writing signed by all parties hereto. No modification, including to section 6(c) above, will be effective if contained solely in an email or similar electronic communication not accompanied by a signed physical writing.

(c) Waiver of Breach. The waiver by any party of a breach of any condition or provision of this Agreement to be performed by such other party shall not operate or be construed to be a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

(d) Severability. Without prejudice to the provisions of this Agreement which authorize judicial modification, in the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

(e) Captions. The titles, captions, and headings in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY                                                           EMPLOYEE

By:       /s/ Philip J. Young                                /s/ Kelley A. Wendt

Name:  Philip J. Young

Title:    President & CEO

Dated:  3/16/2017                                              Dated:  3/16/2017